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                                                                   Exhibit 23.12



Aramex International Limited
2 Badr Shaker Alsayyab Street
Um Uthayna, Amman, Jordan



Dear Sir/Madam:



    As independent public accountants, we hereby consent to the use of our report dated March 24, 1994 on the financial statements of Aramex International Courier - Texas, Ltd. for the period ended December 31, 1993 and to all references to our firm included in or made a part of the Registration Statement (Form F-1 No. 333-15639) and related Prospectus of Aramex International Limited.



    We are independent auditors with respect to Aramex International Courier - Texas, Ltd. and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.



                                          FRANK E. STANLEY III & CO.



                                          /s/ FRANK E. STANLEY III & CO.



                                          By: FRANK E. STANLEY III & CO.



Houston, Texas
December 24, 1996